Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-203266) of International Game Technology PLC of our report dated May 15, 2015 relating to the financial statements, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers SpA

Rome, Italy
May 15, 2015